EXHIBIT 99.3

Agency Agreement

This Agency Agreement (“ This Agreement “) is entered into by the following parties on June 10, 2025 :

Party A: King Eagle (China) Co., Ltd.

Registered Address: 1st Floor, Building 3, No. 1001, Huihe South Street, Banbidian Village, Gaobeidian Township, Chaoyang District, Beijing.

Chairman: Zhang Jianqing

Party B: The shareholder/owner of King Eagle (Tianjin) Technology Co., Ltd. (a limited liability company established in accordance with Chinese law, “King Eagle Tianjin”) signed below.

Whereas

Party A is a foreign-invested limited company established in accordance with the laws of the People’s Republic of China and engaged in technical services and business consulting services.

B. As of the date of the establishment of this agreement, Party B is a shareholder/owner of King Eagle Tianjin and legally holds the equity of King Eagle Tianjin. Party B holds a total of 100% equity of King Eagle Tianjin.

C. Party B expects to grant Party A (and the person designated or authorized by Party A) as Party B’s agent the right to vote at the shareholders’/owners’ meeting of King Eagle Tianjin for the maximum legal period.

In view of this, the parties have reached the following agreement:

1. Party B hereby agrees to grant Party A an irrevocable license and, within the maximum period permitted by law, the voting rights of the shareholders/owners of King Eagle Tianjin. Party A shall exercise such voting rights in accordance with the laws of the People’s Republic of China and the articles of association of King Eagle Tianjin Company.

2. Party A may establish or modify the relevant rules regarding how to exercise the powers conferred by Party B herein. Including but not limited to stipulating the number or proportion of directors of Party A required when authorizing, taking actions, and signing the documents for taking actions. Party A must act in accordance with the above rules.

3. All parties hereby recognize that regardless of any changes in the company’s equity, Party B shall authorize the persons appointed by Party A to exercise all the voting rights of Party B’s shareholders/owners; Party B shall not transfer its shareholder/owner rights and interests in King Eagle Tianjin to any individual or other company (unless Party A or other persons or entities designated by Party A). Party B understands that even if either party or one of them no longer holds equity interests in King Eagle Tianjin, it will continue to perform the contract.

4. This agreement shall come into effect upon its signing by all parties. If one party is not a natural person, it shall have obtained all necessary formal authorizations from its internal competent authority.

5. Party B states and guarantees to Party A that Party B legally owns the equity of King Eagle Tianjin and there is no mortgage or mortgage guarantee. Except for Party A, Party B has not granted any equity or authorization letter to any person as a shareholder/owner of King Eagle Tianjin with the same rights as Party B. Party B further represents and warrants that the signing or delivery of this agreement by Party B does not violate the laws, regulations, judicial decisions, administrative orders, arbitration awards, contracts or covenants applicable to Party B. It is hereby recognized that if the agent withdraws the appointment of the relevant person, at the same time as revoking the appointment and authorization, the agent will appoint another person as a substitute to exercise the voting rights and other rights at the company’s shareholders/owners’ meeting.

6. Unless Party A gives 30 days’ notice in advance to terminate this agreement, this agreement shall not be terminated without the mutual consent of both parties.

7. Any modification and/or termination of this agreement must be in writing.

8. The signing, validity, formation and performance of this agreement shall be governed by the laws of the People’s Republic of China.

9. This agreement is made in nine copies, with each party holding one copy, and each copy has the same validity.

10. In case of any dispute arising from this agreement, both parties agree to resolve it through consultation. If the two parties fail to reach an agreement after 45 days of consultation, it shall be submitted to the China International Economic and Trade Arbitration Commission, which shall conduct arbitration in accordance with its arbitration rules in effect at that time. Arbitration shall be conducted in Beijing and the language used for arbitration shall be Chinese. The arbitration award is final and enforceable in any court with jurisdiction.

[This page is blank. The following is the signature page]

[This page is blank and serves as the signature page of the “Agency Agreement”.

This agreement is signed by the parties to this agreement or their authorized representatives

Party A: King Eagle (China) Co., Ltd.

Legal representative/or Authorized person (Signature) :

Name: Zhang Jianqing

Position: Chairman

This page is blank and serves as the signature page of the “Agency Agreement”.

Party B

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Liu Cuilian

ID Number of the People’s Republic of China: 130226197210152121

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Wang Zhizhong

ID Number of the People’s Republic of China: 110109196811152514

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Zhang Jinjing

ID Number of the People’s Republic of China: 130623198101295825

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Hu Wanfeng

ID Number of the People’s Republic of China: 130802196302021425

_________________________________

Zhang Yuanyuan

ID Number of the People’s Republic of China: 110106198104054229

This page is blank and serves as the signature page of the “Agency Agreement”.

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Teng Hui

ID Number of the People’s Republic of China: 110107198107140663

________________________________

Fan Zhandong

ID Number of the People’s Republic of China: 411224197903136437

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Wang Xiujin

ID Number of the People’s Republic of China: 332624197404241825